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                                                                    EXHIBIT 23.1


                         INDEPENDENT AUDITORS' CONSENT


The Board of Directors
The Profit Recovery Group International, Inc.:

We consent to incorporation by reference in the registration statements (Nos. 333-64125, 333-30885 and 333-08707) on Form S-8 of The Profit Recovery Group International, Inc. of our report dated March 15, 2001, except for the second and third paragraphs of Note 2 of the notes to consolidated financial statements as to which the date is December 14, 2001, relating to the consolidated balance sheets of The Profit Recovery Group International, Inc. and subsidiaries as of December 31, 2000 and 1999, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2000, which report appears on Form 8-K of The Profit Recovery Group International, Inc. dated December 17, 2001. Our report refers to changes in accounting for revenue recognition.


                                                      KPMG LLP


Atlanta, Georgia
December 14, 2001